As filed with the Securities and Exchange Commission on May 22, 1997

                                                      Registration No. 33-76668

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                         HALLWOOD ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

 Delaware                      1311                               84-0987088
(State or other        (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of        Classification Code Number)             Identification
incorporation or                                                  Number)
organization)


                        4582 South Ulster Street Parkway
                                   Suite 1700
                             Denver, Colorado 80237
                                 (303) 850-7373
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                               ------------------
DIANE M. BLIESZNER                                                Copies to:
4582 South Ulster Street Parkway                               W. ALAN KAILER
      Suite 1700                                       Jenkens & Gilchrist, P.C.
  Denver, Colorado  80237                                    1445 Ross Avenue
       (303) 850-7373                                           Suite 3200
(Name, address, including zip code, and telephone            Dallas, Texas 75202
number, including area code, of agent for service)





If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
                                                                            |X|
If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11 (a)(1) of this form, check the following box.
                                                                            |X|

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The Registrant  hereby  removes from  registration  all  securities  that remain unsold at the termination of the offering of securities registered by this Registration Statement.







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                                                    SIGNATURES

         Pursuant to the requirements of the Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 21st day of May 1997.

                                             HALLWOOD ENERGY PARTNERS, L.P.

                                             By:  HEPGP LTD., General Partner
                                             By:  Hallwood G.P., Inc.
                                                    General Partner


                                             By:  /s/ William L. Guzzetti*
                                                  William L. Guzzetti, President



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the dates indicated.


                              Chairman of the Board and
/s/ Anthony J. Gumbiner*      Director of the General Partner
Anthony J. Gumbiner            of Registrant (Principal            May 21, 1997
                               Executive Officer)


/s/ William L. Guzzetti*      President and Director of
William L. Guzzetti           General Partner of Registrant
                              (Principal Operating Officer)        May 21, 1997



/s/ Robert S. Pfeiffer         Vice President - Finance
Robert S. Pfeiffer             of the General Partner of
                               Registrant (Principal               May 21, 1997
                               Accounting Officer)


/s/ Brian M. Troup*            Director of the General Partner     May 21, 1997
Brian M. Troup                 of Registrant



                               Director of the General Partner    May ___, 1997
Hans-Peter Holinger            of Registrant

Nathan C. Collins              Director of the General Partner    May ___, 1997
                               of Registrant



/s/ Rex A. Sebastian*          Director of the General Partner     May 21, 1997
Rex A. Sebastian               of Registrant




*By: /s/ Robert S. Pfeiffer
     Robert S. Pfeiffer,
     attorney-in-fact for each
     of the indicated persons

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